Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Blue Hat Interactive Entertainment Technology and subsidiaries on Form F-1 of our report dated May 11, 2020, with respect to our audits of consolidated financial statements of Blue Hat Interactive Entertainment Technology and subsidiaries as of and for the year then ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,
/s/ JLKZ CPA LLP
Flushing, New York
June 21, 2021